As filed with the U.S. Securities and Exchange Commission on February 13, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ping An Biomedical Co., Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	5600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

22/F, China United Plaza

1002-1008, Tai Nan West Street

Cheung Sha Wan, Kowloon

Hong Kong

+852 3915 2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Zhaocong “Richard” Xu, Esq.
Mclaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, New York 10016
+1 (212) 448-6233

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED FEBRUARY 13, 2026

Up to 13,611,800 Ordinary Shares

Ping An Biomedical Co., Ltd.

This prospectus relates to the resale, from time to time, of the selling shareholder or its permitted transferees named in this prospectus (the “Selling Shareholder”) of up to 13,611,800 ordinary shares (the “Resale Shares”), par value US$0.0000625 per share (each, an “Ordinary Share,” and collectively, the “Ordinary Shares”), of Ping An Biomedical Co., Ltd., a Cayman Islands exempted company (the “Company,” “we,” “us” or “our Company”).

The Resale Shares will be resold from time to time by the Selling Shareholder listed in the section titled “Selling Shareholder” beginning on page 22.

The Selling Shareholder, or its transferees, pledgees, donees or other successors-in-interest, may sell the Resale Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholder may sell the Resale Shares hereunder following the effective date of this registration statement. We provide more information about how the Selling Shareholder may sell their Resale Shares in the section titled “Plan of Distribution” on page 25.

We are registering the Resale Shares on behalf of the Selling Shareholder. We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholder.

The Selling Shareholder will pay all brokerage fees and commissions and similar expenses attributable to the sales of the Resale Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Resale Shares, including legal and accounting fees. See “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before investing in our securities. Our Ordinary Shares are listed on the Nasdaq Stock Market under the symbol “PASW.” On February 12, 2026, the last reported sales price of our Ordinary Shares was $0.2185 per share.

We are a “foreign private issuer” and an “emerging growth company,” each as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements. Please read the disclosures beginning on page 10 of this prospectus for more information.

Investing in our Ordinary Shares, including the Resale Shares, involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 and also “Item 3. Key Information —D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the U.S. Securities and Exchange Commission on January 30, 2026 (the “Annual Report”), to read about factors you should consider before purchasing the Resale Shares.

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through New Brand Cashmere Products Co., Ltd (“New Brand”), our operating company in People’s Republic of China (the “PRC” or “China”). This is an offering of the Resale Shares of Ping An Biomedical Co., Ltd., the holding company in the Cayman Islands, instead of the shares of New Brand. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Ping An Biomedical Co., Ltd., the Cayman Island entity that will issue the Resale Shares being offered. References to “New Brand” are to the PRC entity operating the business and generating all the revenue and profit stated in the consolidated financial statements of the Company. The Company’s ownership interest in New Brand is held through intermediate companies in BVI and Hong Kong. Investors in the Resale Shares should be aware that they may never hold equity interests in the Chinese operating company directly. Investors are purchasing equity solely in Ping An Biomedical Co., Ltd., our Cayman Islands holding company, which indirectly owns equity interests in the Chinese operating company. Because of our corporate structure, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in China and/or the value of our Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” on page 1 of the Annual Report.

There are legal and operational risks associated with being based in and having the majority of our operations in China. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCA Act”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report incorporated by reference into this prospectus, is a PCAOB-registered public accounting firm headquartered in San Mateo, California. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis. As of the date of this prospectus, our auditor has not been subject to PCAOB’s determinations and our offering has not been affected by the HFCA Act and related regulations. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our audit works in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our Ordinary Shares may be prohibited under the HFCA Act. On August 26, 2022, the PCAOB signed the Statement of Protocol (“SOP”) Agreements with the CSRC and China’s Ministry of Finance. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by former President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information—D. Risk Factors — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 2 of the Annual Report.

The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. As confirmed by our PRC counsel, JunZeJun Law Offices, to the best of their knowledge after due inquiry and as confirmed by the Company, as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of New Brand are enterprises, (iii) we and our PRC subsidiary have possessed substantially less than one million users of personal information in our business operations, (iv) we and our PRC subsidiary are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we and our PRC subsidiary have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Additionally, on September 24, 2024, the CAC released the Administrative Regulations on the Network Data Security, or the Data Security Regulations, which became effective on January 1, 2025. The Data Security Regulations may apply to the use of networks to carry out data processing activities and the supervision and administration of network data security in mainland China and apply to activities outside mainland China to process personal information of any natural persons in mainland China under any of the following circumstances: (i) for the purpose of providing products or services to natural persons in mainland China; (ii) analyze and evaluate the behavior of natural persons in mainland China; and (iii) other circumstances stipulated by laws and administrative regulations. The Data Security Regulations further stipulate that where it is indeed necessary to transfer “important data” collected and generated by a network data processor during its operation within the territory of mainland China to overseas parties, it shall pass the security assessment for cross-border data transfer organized by the CAC. Network data processors should identify and declare “important data” in accordance with the relevant provisions, but they are not required to conduct security assessment for outbound data transfer for data that has not been notified or published as “important data” by relevant departments or regions. In addition, the Data Security Regulations provides that data processors that process “important data” must conduct an annual data security assessment with regard to the data process activities, and submit the assessment report to relevant competent authorities at or above the provincial level. Since the Data Security Regulations is newly promulgated, there remains uncertainty as to how it will be implemented and interpreted by the competent authorities and whether the PRC regulatory agencies, including the CAC, will adopt new laws, regulations, rules, or detailed implementation and interpretation related to security assessment. We cannot predict the impact of the Data Security Regulations on us, if any, at this stage, and we will closely monitor and assess any development in the implementation and interpretation of the Data Security Regulations. If any new laws, regulations, rules, or implementation and interpretation mandate clearance of cybersecurity review and other specific actions to be completed by companies operating in Hong Kong like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this offering. See “Item 3. Key Information—D. Risk Factors — In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.” on page 3 of the Annual Report.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have become effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, the “Guidance Rules and Notice”). Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. After obtaining approval from the CSRC and before the overseas offering and listing, the companies that have a major change to the main business or business license qualification, the right of control or equity structure, or the offering and listing plan shall promptly report to the CSRC and update the filing materials within three working days of the occurrence of the relevant matters. Where a change of control occurs after the completion of an overseas offering and listing, the companies shall report the relevant particulars to the CSRC within three working days from the date of the occurrence and public announcement of such change of control.

Based on the advice of our PRC counsel, JunZeJun Law Offices, based on its understanding of the relevant PRC laws and regulations as of the date of this prospectus, if the Resale Shares result in a change of control of the Company, the Company shall report the relevant particulars to the CSRC within three working days from the date of the occurrence and public announcement of such change of control. However, we cannot assure you that the CSRC would reach the same conclusion as our PRC counsel does. If it is determined that we were required to submit other reports or filings to the CSRC within three working days after its completion and we fail to complete such reporting or filing procedures, we may face investigation and penalties by the CSRC or other PRC regulatory agencies for our failure to obtain or delay in obtaining CSRC approval for this offering, which may materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors — Due to recent regulatory developments in China, certain PRC government agencies may exert more oversight and control over listing and offerings that are conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline. The record-filing of the CSRC may be required in connection with this offering and our future capital raising activities according to applicable laws and regulations, and, if required, we cannot assure you that we will be able to obtain such approval or complete such record-filing, in which case we may face regulatory sanctions for failure to comply with relevant requirements for this offering and our future capital raising activities.”

If we (i) are required to complete filings with the CSRC in connection with this offering and do not complete such filings, or (ii) applicable laws, regulations, or interpretations change and require us to declare to the Office of Cybersecurity Review for cybersecurity review or obtain other permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Resale Shares. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We conduct substantially all of our operations in China through our PRC subsidiary New Brand. Accordingly, substantially all our cash and assets are denominated in Renminbi, the legal currency of China (“RMB”). We have in the past converted RMB into Hong Kong Dollars, the legal currency of Hong Kong (“HKD”) for the purpose of making dividend payments from New Brand to Multi Ridge (Asia) Limited, our Hong Kong subsidiary and the direct holding company of New Brand (“Multi Ridge”), which have been settled in full. New Brand is our sole operating subsidiary located in the PRC, and the other subsidiaries are intermediate holding companies with no operations of their own. Cash generated from New Brand has not been used to fund the operation of Multi Ridge and Nifty Holdings Limited (“Nifty”), our subsidiary formed under the laws of the British Virgin Islands (the “BVI”). As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in mainland China or Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See also “Item 3. Key Information—D. Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary” on page 5 of the Annual Report.

Cash is transferred through our organization in the following manner: (i) funds are transferred to New Brand from the Company through its BVI and Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by New Brand to the Company through its Hong Kong and BVI subsidiaries.

During the years ended September 30, 2025 and 2024, the only transfer of assets among the Company and its subsidiaries consisted of cash. As required under the PRC Enterprise Income Tax Law, the dividends paid by New Brand to Multi Ridge were subject to a withholding tax rate of 10%. On June 19, 2024, Nifty Holdings Limited declared and paid dividends in the amount of HK$348,000 to the Company (formerly known as Majestic Ideal Holdings Limited). On June 19, 2024, Majestic Ideal Holdings Limited declared and paid dividends in the amount of HK$348,000 to certain shareholders. No dividend payout during year ended September 30, 2025. We do not expect to pay dividends on our Ordinary Shares in the foreseeable future.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our PRC operating subsidiary, New Brand, through intermediate holding companies.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026

i

About this Prospectus

This prospectus describes the general manner in which the Selling Shareholder may offer from time to time up to 13,611,800 Ordinary Share, or the Resale Shares, through any means described in the section entitled “Plan of Distribution.” You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference into this prospectus, including the Annual Report, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Resale Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto and the documents incorporated by reference into this prospectus, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in or incorporated by reference into this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

If necessary, the specific manner in which the Resale Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in or incorporated by reference into this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of the Resale Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

ii

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$” OR “US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“China” or the “PRC” refers to the People’s Republic of China, including the Hong Kong Special Administrative Region and Macau Special Administrative Region;

●	“Controlling Shareholders” refer to the ultimate beneficial owners of the Company, who are Mr. Sek Yan Ko and Ms. Yuk Yin Judy Li. See “Principal Shareholders” for more information;

●	“HKD”, “HK$”, or “HK Dollar” refers the legal currency of Hong Kong;

●	“Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

●	“Multi Ridge” refers to Multi Ridge (Asia) Limited, our Hong Kong subsidiary and the direct holding company of New Brand;

●	“New Brand” refers to New Brand Cashmere Products Co., Ltd, our PRC subsidiary and key operating company;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

●	“PRC laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“RMB” or “Renminbi” refers to the legal currency of the PRC;

●	“SCM” refers to supply chain management;

●	“Resale Shareholder” refers to Action Holdings Limited;

●	“shares”, “Shares”, or “Ordinary Shares” refer to the ordinary shares of Ping An Biomedical Co., Ltd., par value of US$0.0000625 per share; and

●	“we”, “us”, “our” or the “Company” in this prospectus refers to Ping An Biomedical Co., Ltd., a Cayman Islands company and its subsidiaries, unless the context otherwise indicates.

The Company is a holding company with operations conducted in China through its operating PRC subsidiary, New Brand. New Brand’s reporting currency is RMB. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were calculated at the noon buying rate of US$1 = RMB7.1190, representing the index rate as published in H.10 statistical release of the United States Federal Reserve Board as of September 30, 2025. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus and other documents incorporated therein by reference. In addition to this summary, we urge you to read the entire prospectus and the documents incorporated therein by reference carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” and “Item 3. Key Information —D. Risk Factors” in the Annual Report before deciding whether to buy our Ordinary Shares.

Overview

We are a provider of SCM services in the apparel industry delivering one-stop solution to our customers for a broad range of yarn products, textiles and finished garments. We conduct our operations through our PRC subsidiary New Brand, which is headquartered in Hong Kong. Our service offerings encompass every key aspect of the supply chain of these products: market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. Through our integrated capabilities, we provide end-to-end supply chain solutions that are tailored to meet our customers’ unique needs.

Apparel products handled by us mainly comprise of yarn products and finished garments. Our customers span across different stages of the apparel supply chain, including brand owners, textile manufacturers, apparel sourcing agents and online fashion and garment retailers. We seek to deliver services that are complementary to our customers’ in-house supply chain, so that they can focus on their core strengths to respond timely to the fast-evolving trends in the apparel industry, especially when time-to-market and cost have become sources of competitive advantage in China apparel market. We believe our customers value us for our integrated capabilities, dependable services, deep category expertise, market insight and ability to innovate and adapt to the fast-changing market.

We rely on raw material vendors, contract manufacturers and logistics service providers to produce and deliver customized apparel products to destinations designated by our customers. Our value is premised on our capability of building and managing a supply chain tailored to the budgets, design specifications and manufacturing techniques specified by our customers within a tight time frame, so that they can devote their resources to other activities, such as product pricing, marketing and distribution.

Corporate History and Structure

We are the knitwear business of a group of companies founded by our Controlling Shareholders, in the 1980s. Our business was launched in 2013 through Multi Ridge, a Hong Kong company then wholly-owned by our Controlling Shareholders. In 2014, Multi Ridge established New Brand as its wholly-owned subsidiary in the PRC. Since its establishment, New Brand has been focusing on providing apparel SCM services in China.

The following diagram illustrates our corporate and shareholding structure as of the date of this prospectus:

Transfers of Cash To and From Our Subsidiaries

Cash is transferred through our organization in the following manner: (i) funds are transferred to New Brand, our key operating entity in the PRC, from the Company as needed through its BVI and Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by New Brand to the Company through its Hong Kong and BVI subsidiaries.

We do not expect to pay dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our PRC operating subsidiary, New Brand, through intermediate holding companies. See “Dividend Policy” and “Item 3. Key Information—D. Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary” on page 5 of the Annual Report.

During the years ended September 30, 2025 and 2024, the only transfer of assets among the Company and its subsidiaries consisted of cash. As required under the PRC Enterprise Income Tax Law, the dividends paid by New Brand to Multi Ridge were subject to a withholding tax rate of 10%. On June 19, 2024, Nifty Holdings Limited declared and paid dividends in the amount of HK$348,000 to the Company (formerly known as Majestic Ideal Holdings Limited). On June 19, 2024, 2023, Majestic Ideal Holdings Limited declared and paid dividends in the amount of HK$348,000 to certain shareholders. No dividend payout during year ended September 30, 2025. We do not expect to pay dividends on our Ordinary Shares in the foreseeable future.

Under the laws of Cayman Islands, the Company is permitted to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amounts of the funds, provided that such funding is in the best interest of the Company. Subject to the Cayman Companies Act (Revised) and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay its debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

New Brand’s sole shareholder is Multi Ridge, a Hong Kong company. Under Hong Kong law, if Multi Ridge were able to declare dividends, such dividends could only be paid by Multi Ridge out of its distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Current PRC regulations permit our PRC subsidiary, New Brand, to pay dividends to Multi Ridge only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. New Brand is required to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of its registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Furthermore, the transfer of funds from Multi Ridge to New Brand, either as an increase in registered capital or a shareholder loan, is subject to approval by registration or filing with relevant Chinese authorities. Capital contributions to our PRC subsidiary are subject to registration with the State Administration for Market Regulation, or the SAMR, information reporting in the online enterprise registration system, and foreign exchange registration with qualified banks. In addition, (a) any foreign loan procured by our PRC subsidiary is required to be filed with SAFE through the online filing system of SAFE, and (b) our PRC subsidiary may not procure loans exceeding a statutory upper limit which considers our total investment in projects approved by the verifying departments and registered capital. Any loans provided by us to our PRC subsidiary with a term exceeding one year must be recorded and registered with the NDRC or its local branches.

Pursuant to the PRC Foreign Exchange Regulations, RMB is, in general, freely convertible for payment under current account items such as foreign exchange transactions relating to trading, services and payment of dividend, but not for payment under capital account items including capital transfer, direct investment, securities investment, derivative products or loan, except with prior approval granted by the State Administration for Foreign Exchange (the “SAFE”). The payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from, registration or filing with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Foreign-Invested enterprises established in China, through providing certain documents (such as the board resolution and tax registration permit), can purchase foreign exchange for dividend payments, trading or services without the approval from the SAFE. The PRC government may also from time to time impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits. Furthermore, if our PRC subsidiary, New Brand incurs debt on its own in the future, the instrument governing the debt may restrict its ability to pay dividends or make other payments. If the Company or its subsidiaries are unable to receive cash derived from the profits generated by our operations in China, we may be unable to pay dividends on our Ordinary Shares. See also “Item 3. Key Information—D. Risk Factors — Risk Related to Doing Business in China — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary” on page 5 of the Annual Report and “Item 3. Key Information—D. Risk Factors—There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits” on page 8 of the Annual Report.

Regulatory Approval of the PRC

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own administrative and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Multi Ridge is an intermediate holding company in Hong Kong with no operation of its own. We have been advised by Loeb & Loeb LLP, our Hong Kong legal counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, we, including Multi Ridge, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation, and that we, including Multi Ridge are not required to obtain any permission or approval from Hong Kong authorities to offer the Ordinary Shares to foreign investors. However, we have been advised by Loeb & Loeb LLP that uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Multi Ridge, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from PRC Authorities

The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. As confirmed by our PRC counsel, JunZeJun Law Offices, to the best of their knowledge after due inquiry and as confirmed by the Company, as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of New Brand are enterprises, (iii) we and our PRC subsidiary have possessed substantially less than one million users of personal information in our business operations, (iv) we and our PRC subsidiary are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we and our PRC subsidiary have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Additionally, on September 24, 2024, the CAC released the Administrative Regulations on the Network Data Security, or the Data Security Regulations, which became effective on January 1, 2025. The Data Security Regulations may apply to the use of networks to carry out data processing activities and the supervision and administration of network data security in mainland China and apply to activities outside mainland China to process personal information of any natural persons in mainland China under any of the following circumstances: (i) for the purpose of providing products or services to natural persons in mainland China; (ii) analyze and evaluate the behavior of natural persons in mainland China; and (iii) other circumstances stipulated by laws and administrative regulations. The Data Security Regulations further stipulate that where it is indeed necessary to transfer “important data” collected and generated by a network data processor during its operation within the territory of mainland China to overseas parties, it shall pass the security assessment for cross-border data transfer organized by the CAC. Network data processors should identify and declare “important data” in accordance with the relevant provisions, but they are not required to conduct security assessment for outbound data transfer for data that has not been notified or published as “important data” by relevant departments or regions. In addition, the Data Security Regulations provides that data processors that process “important data” must conduct an annual data security assessment with regard to the data process activities, and submit the assessment report to relevant competent authorities at or above the provincial level. Since the Data Security Regulations is newly promulgated, there remains uncertainty as to how it will be implemented and interpreted by the competent authorities and whether the PRC regulatory agencies, including the CAC, will adopt new laws, regulations, rules, or detailed implementation and interpretation related to security assessment. We cannot predict the impact of the Data Security Regulations on us, if any, at this stage, and we will closely monitor and assess any development in the implementation and interpretation of the Data Security Regulations. If any new laws, regulations, rules, or implementation and interpretation mandate clearance of cybersecurity review and other specific actions to be completed by companies operating in Hong Kong like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this offering. See “Item 3. Key Information—D. Risk Factors — In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.” on page 3 of the Annual Report.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have become effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. After obtaining approval from the CSRC and before the overseas offering and listing, the companies that have a major change to the main business or business license qualification, the right of control or equity structure, or the offering and listing plan shall promptly report to the CSRC and update the filing materials within three working days of the occurrence of the relevant matters.

Based on the advice of our PRC counsel, JunZeJun Law Offices, based on its understanding of the relevant PRC laws and regulations as of the date of this prospectus, if the Resale Shares result in a change of control of the Company, the Company shall report the relevant particulars to the CSRC within three working days from the date of the occurrence and public announcement of such change of control. However, we cannot assure you that the CSRC would reach the same conclusion as our PRC counsel does. If it is determined that we were required to submit other reports or filings to the CSRC within three working days after its completion and we fail to complete such reporting or filing procedures, we may face investigation and penalties by the CSRC or other PRC regulatory agencies for our failure to obtain or delay in obtaining CSRC approval for this offering, which may materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors — Due to recent regulatory developments in China, certain PRC government agencies may exert more oversight and control over listing and offerings that are conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline. The record-filing of the CSRC may be required in connection with this offering and our future capital raising activities according to applicable laws and regulations, and, if required, we cannot assure you that we will be able to obtain such approval or complete such record-filing, in which case we may face regulatory sanctions for failure to comply with relevant requirements for this offering and our future capital raising activities.”

If we (i) are required to complete filings with the CSRC in connection with this offering and do not complete such filings, or (ii) applicable laws, regulations, or interpretations change and require us to declare to the Office of Cybersecurity Review for cybersecurity review or obtain other permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provides that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Guidance for Application of Regulatory Rules—Overseas Offering and Listing No. 1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction.

On March 12, 2025, we completed the filing procedures with the CSRC in connection with the Business Combination, as required by the Overseas Listing Trial Measures for the listing of our securities on Nasdaq. On July 17, 2025, the Company further submitted the report on overseas listing to the CSRC in connection with the Business Combination. As of the date of this prospectus, we have not been notified of any further inquiries or comments from the CSRC in this regard. If the Resale Shares result in a change of control of the Company, the Company shall report the relevant particulars to the CSRC within three working days from the date of the occurrence and public announcement of such change of control. If we violate or are deemed to have violated any current or future rules or regulations, regulatory agencies in China may impose fines and penalties on our operations in China, limit its operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition and results of operations, as well as the trading price of our Ordinary Shares. See “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China-Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.” on page 2 of the Annual Report.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our service agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

BGA Law (Cayman) Limited, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

BGA Law (Cayman) Limited has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a foreign money judgment obtained in a foreign court of competent jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) is final and conclusive; (iii) is either for a liquidated sum not in respect of taxes, a fine or a penalty or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and (iv) is not inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Pijun Liu	Chairman of the Board of Directors, Director and Chief Executive Officer	China	Hebei, China
Hongli Yang	Chief Financial Officer	China	Beijing, China
Qingxian Liu	Independent Director	China	Beijing, China
Jifeng Gao	Independent Director	China	Heilongjiang, China
Xianzhi Liu	Independent Director	China	Zhejiang, China

Mainland China

JunZeJun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

JunZeJun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Hong Kong

All of our directors reside outside the United States and several of our directors and officers reside in Hong Kong. We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

Summary of Risk Factors

Investing in our Ordinary Shares, including the Resale Shares, involves significant risks. You should carefully consider all of the information and the risks and uncertainties summarized below, the risks described under “Item 3. Key Information—D. Risk Factors” that appear in the Annual Report, which is incorporated by reference herein, the “Risk Factors” section beginning on page 13 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” that appears in the Annual Report, which is incorporated by reference herein.

Risks Relating to Doing Business in China

We are subject to general risks and uncertainties relating to doing business in China, including, but not limited to, the following:

●	Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice, which could result in a material change in our operations and/or the value of our Shares. It is also uncertain whether having several of our directors and officers located in Hong Kong will subject us to the oversight of the Chinese authorities in the future. For details, see the risk factor on page 1 of the Annual Report;

●	Due to recent regulatory developments in China, certain PRC government agencies may exert more oversight and control over listing and offerings that are conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline. The record-filing of the CSRC may be required in connection with this offering and our future capital raising activities according to applicable laws and regulations, and, if required, we cannot assure you that we will be able to obtain such approval or complete such record-filing, in which case we may face regulatory sanctions for failure to comply with relevant requirements for this offering and our future capital raising activities. For details, see the risk factor on page 15 of this prospectus;

●	The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to our shareholders or us. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China are often uncertain. For details, see the risk factor on page 1 of the Annual Report;

●	Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Under the HFCA Act, our Shares may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if the PCAOB determines that it cannot inspect or fully investigate our auditor for three consecutive years. This ultimately could result in our Shares being delisted. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act. The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included in this prospectus, is a PCAOB-registered public accounting firm headquartered in San Mateo, California. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis. As of the date of this prospectus, our auditor has not been subject to PCAOB’s determinations and our offering has not been affected by the HFCA Act and related regulations. On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by former President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. For details, see the risk factor on page 2 of the Annual Report;

●	In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering. We may become subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. For details, see the risk factor on page 3 of the Annual Report;

●	You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws. The Company is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiary, New Brand, in China. In addition, substantial amount of our assets is located in China and most of our senior executive officers and directors reside within mainland China or Hong Kong for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us inside mainland China. For details, see the risk factor on page 5 of the Annual Report;

●	We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in the PRC or Hong Kong from being transferred out, or restrict the deployment of the cash into our business or for the payment of dividends. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could have a material adverse effect on our ability to conduct our business. For details, see the risk factor on page 5 of the Annual Report;

●	Our results of operation may be materially and adversely affected by a downturn in China or the global economy, and changes in the economic and political policies of the PRC. The rapid growth of the Chinese economy has slowed down since 2012 and such slowdown may continue. The Chinese economy differs from the economies of most developed countries in many respects, including the degree of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. For details, see the risk factor on page 6 of the Annual Report;

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation in China. There are significant legal obstacles to providing information needed for regulatory investigations or litigation initiated outside China. For details, see the risk factor on page 6 of the Annual Report; and

●	Changes in PRC political, economic and governmental policies may have an adverse impact on our business. We expect that China will continue to be our principal market and place of operation. Accordingly, our business, financial condition and results of operations are subject to political, economic and legal developments in China to a significant degree. For details, see the risk factor on page 7 of the Annual Report.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences. For details, see the risk factor on page 11 of the Annual Report;

●	We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our services and products. For details, see the risk factor on page 11 of the Annual Report;

●	Customers may choose to do business with suppliers directly through online platforms. For details, see the risk factor on page 11 of the Annual Report;

●	We are exposed to credit risks of our customers. For details, see the risk factor on page 12 of the Annual Report;

●	Our sales are subject to seasonal fluctuations. For details, see the risk factor on page 13 of the Annual Report;

●	We rely on third parties for supplies of raw materials, manufacturing services and transport infrastructure. For details, see the risk factor on page 13 of the Annual Report;

●	Inconsistent quality control may adversely affect our reputation and customer relationships. For details, see the risk factor on page 13 of the Annual Report; and

●	Our profit margin may be adversely affected by the increasing costs of raw materials and labor. For details, see the risk factor on page 13 of the Annual Report.

Risks Related to Our Recent Strategic Transactions and Business Diversification

Risks and uncertainties related to our recent strategic transactions and business diversification include, but are not limited to, the following:

●	Our recent strategic investment agreements and planned acquisition of Future Biotechnology Group involve significant execution risks and financial commitments that may materially and adversely affect our business, financial condition, and results of operations. For details, see the risk factor on page 13 of this prospectus;

●	The issuance of consideration shares for the Future Biotechnology Group acquisition will dilute existing shareholders, and the extent of dilution is uncertain due to performance-based adjustment mechanisms. For details, see the risk factor on page 13 of this prospectus;

●	The Future Biotechnology Group acquisition is subject to ambitious performance targets that may not be achieved, creating uncertainty regarding the ultimate consideration and the value of our investment. For details, see the risk factor on page 13 of this prospectus;

●	Our expansion from apparel supply chain management into biopharmaceutical operations represents a significant strategic diversification that we may lack the expertise to execute successfully. For details, see the risk factor on page 13 of this prospectus;

●	Future Biotechnology Group’s AI-driven biopharmaceutical development strategy involves unproven technologies that may fail to deliver anticipated benefits. For details, see the risk factor on page 14 of this prospectus;

●	The substantial capital commitments required for the Future Biotechnology Group transaction may constrain our financial flexibility and expose us to liquidity risks. For details, see the risk factor on page 14 of this prospectus;

●	The non-binding nature of the investment memorandum with Future Biotechnology Group means the transaction may not be completed, resulting in lost time and resources. For details, see the risk factor on page 14 of this prospectus;

●	The biopharmaceutical industry is subject to extensive and complex regulatory requirements that we may lack the experience to navigate successfully. For details, see the risk factor on page 14 of this prospectus;

●	Our success in the biopharmaceutical business may depend on maintaining strategic partnerships with medical institutions that may not continue under our ownership. For details, see the risk factor on page 14 of this prospectus;

●	Our diversification into biopharmaceuticals may be viewed skeptically by investors and could negatively affect our share price and ability to raise capital. For details, see the risk factor on page 15 of this prospectus; and

●	We will face intense competition in the biopharmaceutical industry from well-established companies with substantially greater resources and expertise than we possess. For details, see the risk factor on page 15 of this prospectus.

Risks Related to Our Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Ordinary Shares, including, but not limited to, the following:

●	We have received a minimum bid price deficiency notice from Nasdaq and may be delisted if we fail to regain compliance, which would materially harm our shareholders and our business. For details, see the risk factor on page 17 of this prospectus;

●	Nasdaq’s newly amended Low Price Requirement may result in immediate suspension and delisting of our Ordinary Shares without a cure period if our share price falls to $0.10 or less for 10 consecutive trading days. For details, see the risk factor on page 17 of this prospectus;

●	We may need to effect a share consolidation to regain compliance with Nasdaq’s minimum bid price requirement, which could adversely affect the market price and liquidity of our Ordinary Shares. For details, see the risk factor on page 17 of this prospectus;

●	Our Ordinary Shares have experienced volatility, and there can be no assurance that an active or liquid trading market for our Ordinary Shares will be sustained. For details, see the risk factor on page 18 of this prospectus;

●	If we fail to maintain our Nasdaq listing, we may face increased regulatory burdens and reduced investor protections on over-the-counter markets. For details, see the risk factor on page 18 of this prospectus;

●	Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Ordinary Shares without any cure period or opportunity to regain compliance. For details, see the risk factor on page 18 of this prospectus;

●	Our status as a “foreign private issuer” under the rules promulgated by the Securities and Exchange Commission under the U.S. federal securities laws (the “SEC rules”), will exempt us from the U.S. proxy rules and the more detailed and frequent Securities Exchange Act of 1934 “Exchange Act”, reporting obligations applicable to a U.S. domestic public company. For details, see the risk factor on page 21 of the Annual Report;

●	Our status as a foreign private issuer under the Nasdaq Stock Market Rules (the “Nasdaq rules”), will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company. For details, see the risk factor on page 21 of the Annual Report; and

●	Our status as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) may make it more difficult to raise capital as and when we need it. For details, see the risk factor on page 22 of the Annual Report.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of the Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. A summary of the significant differences can be found on our website. Our website address is newbrandcashmere.com. The information contained on the website does not form a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

This prospectus describes the general manner in which the Selling Shareholder may offer from time to time up to 13,611,800 Ordinary Shares. All of the Resale Shares, if and when sold, will be sold by the Selling Shareholder. The Selling Shareholder may sell the Resale Shares, from time to time at prevailing market prices or at privately negotiated prices.

Securities offered by the Selling Shareholder	Up to 13,611,800 Ordinary Shares

Offering prices for resales	The Selling Shareholder will determine when and how they will dispose of the Resale Shares, the resale of which is being registered pursuant to the registration statement of which this prospectus forms a part.

Ordinary Shares issued and outstanding prior to this offering	124,550,000 Ordinary Shares

Use of proceeds	We will not receive any of the proceeds from the resale of the Resale Shares. See “Use of Proceeds.”

Risk Factors	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 of this prospectus.

Nasdaq symbol:	PASW

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks factors set forth below and described in our most recent Annual Report for the fiscal year ended September 30, 2025 on file with the SEC, which is incorporated by reference into this prospectus. If any of those risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks factors discussed in other parts of this prospectus and set forth in the Annual Report are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Recent Strategic Transactions and Business Diversification

Our recent strategic investment agreements and planned acquisition of Future Biotechnology Group involve significant execution risks and financial commitments that may materially and adversely affect our business, financial condition, and results of operations.

In January 2026, we entered into share purchase agreements with several strategic investors, including Yao Jinbo (Chairman and CEO of 58 Group Inc.), Wang Donghui (Founder and Managing Partner of Amiba Capital Co., Ltd.), and Li Daxue (Chairman and CEO of Magcloud Group Co., Ltd. and former Senior Vice President of JD.com). Additionally, we entered into a non-binding memorandum with Future Biotechnology Group Co., Ltd. outlining an initial investment of $30 million in cash and subsequent acquisitions with aggregate consideration of $60 million to be settled in cash and share issuances. These transactions expose us to substantial financial and operational risks that could prevent us from achieving our strategic objectives and could harm our business and the price of our Ordinary Shares.

The issuance of consideration shares for the Future Biotechnology Group acquisition will dilute existing shareholders, and the extent of dilution is uncertain due to performance-based adjustment mechanisms.

The consideration for the Future Biotechnology Group transaction includes share issuances (the “Consideration Shares”) that are to be held in escrow and released in accordance with performance targets over an evaluation period of three years from January 2026 to December 2028. The issuance of these shares will dilute existing shareholder’ ownership interests. If the seller exceeds performance targets by more than 50% in any assessment period, additional shares may be released, which could result in greater-than-anticipated dilution. The ultimate number of shares issued remains uncertain, making it difficult for investors to assess the full dilutive impact of this transaction.

The Future Biotechnology Group acquisition is subject to ambitious performance targets that may not be achieved, creating uncertainty regarding the ultimate consideration and the value of our investment.

The transaction is conditioned on achieving specific revenue targets: no less than RMB 750 million for 2026, RMB 1.3 billion for 2027, and RMB 2.3 billion for 2028. If the seller fails to meet agreed performance targets in any assessment period, consideration shares representing one-fifth of the total will be deducted and cancelled. These targets require substantial year-over-year growth (approximately 73% from 2026 to 2027, and 77% from 2027 to 2028). There can be no assurance that Future Biotechnology Group will achieve these aggressive targets. The performance-based structure creates risks of disputes with sellers regarding achievement calculations, uncertainty about our ultimate investment cost, and questions about whether the acquired business will generate sufficient returns to justify our investment.

Our expansion from apparel supply chain management into biopharmaceutical operations represents a significant strategic diversification that we may lack the expertise to execute successfully.

We are a one-stop SCM service provider in the apparel industry. Future Biotechnology Group’s core businesses include biopharmaceutical research and development, genetic testing, medical devices, and pharmaceutical sales. This expansion represents a fundamental shift in our business model and strategy. We have limited operating history and proven expertise in the biopharmaceutical, genetic testing, medical device, and pharmaceutical sales sectors. The biopharmaceutical industry is highly regulated, capital-intensive, and characterized by long development cycles, significant research and development costs, and uncertain commercialization prospects. We may face difficulties integrating biopharmaceutical operations with our existing apparel business, which operates under fundamentally different business models, regulatory frameworks, and market dynamics. We may lack the specialized personnel, technical capabilities, and industry relationships necessary to successfully operate in this sector, and management's attention may be diverted from our core apparel business, potentially harming performance in that segment.

Future Biotechnology Group’s AI-driven biopharmaceutical development strategy involves unproven technologies that may fail to deliver anticipated benefits.

Future Biotechnology Group is advancing an “AI Intelligent Manufacturing” strategy, deeply integrating artificial intelligence into drug discovery, manufacturing processes, and precision medicine to enhance R&D efficiency and industrial commercialization capabilities. The integration of AI into biopharmaceutical development is an emerging and unproven field. AI-based drug discovery and manufacturing technologies may not deliver anticipated efficiencies or competitive advantages. Regulatory frameworks for AI-driven pharmaceutical development are evolving and may impose unexpected requirements or restrictions. The technologies may fail to achieve clinical or commercial validation, and competitors may develop superior approaches, rendering our investments obsolete.

The substantial capital commitments required for the Future Biotechnology Group transaction may constrain our financial flexibility and expose us to liquidity risks.

Our investment memorandum contemplates an initial cash investment of $30 million plus additional cash consideration. This substantial capital commitment, combined with the cash requirements of operating and integrating a biopharmaceutical business, may constrain our financial flexibility and ability to pursue other opportunities. We may be required to raise additional capital through debt or equity financing on potentially unfavorable terms. These commitments may limit our ability to respond to competitive pressures in our core apparel business and may expose us to liquidity constraints if the acquired business does not generate anticipated cash flows.

The non-binding nature of the investment memorandum with Future Biotechnology Group means the transaction may not be completed, resulting in lost time and resources.

The investment memorandum with Future Biotechnology Group is non-binding. This means that either party may terminate discussions, renegotiate terms, or fail to consummate the transaction. We have incurred and will continue to incur transaction costs, management time, and opportunity costs in pursuing this transaction, all of which may be lost if the transaction does not close. The non-binding nature creates uncertainty for our investors regarding our future business direction and capital allocation strategy.

The biopharmaceutical industry is subject to extensive and complex regulatory requirements that we may lack the experience to navigate successfully.

Future Biotechnology Group’s businesses include biopharmaceutical research and development, genetic testing, medical devices, and pharmaceutical sales, each of which is subject to stringent regulatory oversight in China, the United States, and other jurisdictions. We may face risks related to obtaining and maintaining necessary licenses, permits, and approvals; compliance with good manufacturing practices (“GMP”), good clinical practices (“GCP”), and good laboratory practices (“GLP”); clinical trial requirements and potential delays or failures in the drug development process; product liability claims; data privacy and security requirements applicable to genetic testing and patient information; and changes in healthcare reimbursement policies. Our lack of experience in navigating these complex regulatory environments increases the risk of non-compliance, enforcement actions, and business disruptions that could materially harm our business.

Our success in the biopharmaceutical business may depend on maintaining strategic partnerships with medical institutions that may not continue under our ownership.

Future Biotechnology Group has established long-term and stable strategic partnerships with multiple medical institutions. Our success may depend on maintaining and expanding these partnerships. Key partnerships may not continue under our ownership, particularly given our limited biopharmaceutical experience. Medical institutions may have concerns about our capabilities, partnership terms may not be as favorable as represented, and we may fail to establish new partnerships necessary for commercial success, any of which could prevent us from achieving our business objectives in this sector.

Our diversification into biopharmaceuticals may be viewed skeptically by investors and could negatively affect our share price and ability to raise capital.

Our strategic pivot into biopharmaceuticals, particularly given our primary business in apparel supply chain management, represents an unconventional diversification that may be viewed skeptically by investors, analysts, and business partners. This could negatively affect our share price, trading volume, ability to raise capital on favorable terms, and business relationships. If we are unable to demonstrate credible progress in establishing a successful biopharmaceutical business, our reputation and market valuation may suffer materially, making it more difficult and expensive to access capital markets in the future.

We will face intense competition in the biopharmaceutical industry from well-established companies with substantially greater resources and expertise than we possess.

The biopharmaceutical industry in China and globally is highly competitive and dominated by well-established companies with substantially greater financial resources, technical expertise, regulatory experience, research and development capabilities, and market presence than we possess. We may be unable to compete effectively against incumbent pharmaceutical companies, contract research organizations, medical device manufacturers, and genetic testing providers. Our lack of established reputation and track record in this industry may prevent us from achieving the revenue targets and strategic objectives underlying these transactions, which could result in significant financial losses and impairment of our investment.

Risks Related to Doing Business in China

Due to recent regulatory developments in China, certain PRC government agencies may exert more oversight and control over listing and offerings that are conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline. The record-filing of the CSRC may be required in connection with this offering and our future capital raising activities according to applicable laws and regulations, and, if required, we cannot assure you that we will be able to obtain such approval or complete such record-filing, in which case we may face regulatory sanctions for failure to comply with relevant requirements for this offering and our future capital raising activities.

Under the current Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), as jointly adopted by six PRC regulatory agencies in 2006 and amended in 2009, an offshore special purpose vehicle (“SPV”) that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies (which refer to non-foreign-invested enterprise in the PRC under the M&A Rules) or assets is required to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Our PRC legal counsel, JunZeJun Law Offices, has advised us that based on their understanding of the current PRC laws, regulations and rules, because the PRC subsidiary was a foreign-invested enterprise, which is not a PRC domestic company under the M&A Rules, at the time they were acquired by the relevant offshore special purpose vehicles, the CSRC’s approval under the M&A Rules is not required for the offering of the Resale Shares.

However, JunZeJun Law Offices, our PRC legal counsel, has further advised us that it remains uncertain as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, might further clarify or interpret the M&A Rules in writing or orally and require their approvals to be obtained in the future. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. If it is determined that CSRC approval under the M&A Rules is required for this offering, we may face investigation and penalties by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering, which may materially and adversely affect our business, financial condition, and results of operations.

Furthermore, the PRC regulatory authorities have recently exerted more oversight and control over overseas securities offerings that are conducted by China-based companies, and overseas investments that are conducted in China-based companies according to relevant applicable laws and regulations. On July 6, 2021, the General Office of the State Council of the PRC, together with another regulatory authority, jointly promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which calls for enhanced administration and supervision of overseas-listed China-based companies, proposes to revise the relevant regulation governing the overseas issuance and listing of shares by such companies, and clarifies the responsibilities of competent domestic industry regulators and government authorities. On February 17, 2023, the CSRC released the Overseas Listing Trial Measures and circulated five supporting guidelines (the “Overseas Listing Trial Measures”), which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies (which refer to companies incorporated within the PRC under the Overseas Listing Trial Measures) that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provide that an overseas listing or offering is explicitly prohibited, if any of the following occurs: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigation for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or its actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for an initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of the relevant application documents is not required). Where a domestic company seeks to indirectly offer and list securities on overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Overseas Listing Trial Measures also require subsequent reports to be filed with the CSRC on material events, such as a change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

However, JunZeJun Law Offices, our PRC legal counsel, has further advised us that we cannot assure you that the CSRC would reach the same conclusion as our PRC counsel does. If it is determined that we were required to submit other reports or filings to the CSRC within three working days after its completion and we fail to complete such reporting or filing procedures, we may face investigation and penalties by the CSRC or other PRC regulatory agencies for our failure to obtain or delay in obtaining CSRC approval for this offering, which may materially and adversely affect our business, financial condition, and results of operations.

Regardless of whether this offering will be subject to any filing requirements with the CSRC under the Overseas Listing Trial Measures, any future securities offerings and listings outside of China by our company, including, but not limited to, any follow-on offerings, secondary listings, and going private transactions, will be subject to the filing requirements with the CSRC under the Overseas Listing Trial Measures, and we cannot assure you that we will be able to comply with such filing requirements in a timely manner, or at all.

In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or our PRC subsidiary, or otherwise tighten the regulations on overseas listing of PRC domestic companies and foreign investment in China-based issuers, which could result in a material change in our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. If it is determined that our future offshore fund-raising activities are subject to any CSRC approval, filing, other governmental authorization or requirements, we cannot assure you that we or our PRC subsidiary could obtain such approval or meet such requirements in a timely manner or at all. Such failure may subject us or the PRC subsidiary to fines, penalties or other sanctions which may have a material adverse effect on our business and financial condition.

Risks Relating to Our Ordinary Shares

We have received a minimum bid price deficiency notice from Nasdaq and may be delisted if we fail to regain compliance, which would materially harm our shareholders and our business.

On November 24, 2025, we received a letter from the Listing Qualifications staff of The Nasdaq Stock Market notifying us that based on the closing bid price of our Ordinary Shares for the period from October 10, 2025 to November 20, 2025, we no longer meet the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2), to maintain a minimum bid price of $1 per share. Nasdaq has provided us with a 180 calendar days compliance period, or until May 25, 2026, in which to regain compliance with Nasdaq continued listing requirements. Although we will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that we will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq continued listing requirements.

If we are unable to regain compliance with the minimum bid price requirement, our Ordinary Shares may be delisted from Nasdaq. Delisting would have significant adverse consequences for our shareholders, including reduced liquidity, decreased market price for our Ordinary Shares, limited ability to issue additional Ordinary Shares or obtain additional financing in the future, and reduced analyst and investor interest in our company. Additionally, delisting could harm our reputation with customers, suppliers, and business partners, and could make it more difficult to attract and retain qualified employees and management.

Nasdaq’s newly amended Low Price Requirement may result in immediate suspension and delisting of our Ordinary Shares without a cure period if our share price falls to $0.10 or less for 10 consecutive trading days.

On August 22, 2025, Nasdaq filed a proposed rule change to raise the consequences of failing to satisfy the Low Price Requirement, which was approved by the SEC on an accelerated basis and became operative on January 19, 2026. Under the amended Low Price Requirement, a failure to meet the continued listing requirement for minimum bid price shall be determined to exist if a company's security has a closing bid price of $0.10 or less for 10 consecutive trading days, regardless of whether the company is under any compliance period specified in Nasdaq Rule 5810(c)(3)(A), and upon such failure, a delisting determination will be issued under Nasdaq Rule 5810, the security shall be immediately suspended from trading, and the company shall be ineligible for any compliance period otherwise described in Nasdaq Rule 5810(c)(3)(A). In addition, a request for a hearings panel review will not stay the trading suspension.

Given that we are currently subject to a minimum bid price deficiency notice, if the price of our Ordinary Shares deteriorates further and falls to $0.10 or less for 10 consecutive trading days after January 19, 2026, we would be immediately suspended from trading and delisted without any opportunity to cure the deficiency or stay the suspension pending a hearing. Nasdaq has observed deep financial or operational distress from companies whose security's price drops to $0.10 or less for 10 consecutive trading days, and these financial or operational issues are generally not temporary. This accelerated delisting mechanism creates significant uncertainty for our shareholders and could result in the sudden and complete loss of a public trading market for our Ordinary Shares.

We may need to effect a share consolidation to regain compliance with Nasdaq’s minimum bid price requirement, which could adversely affect the market price and liquidity of our Ordinary Shares.

In the event that we do not regain compliance in the compliance period, we may be eligible for an additional 180 calendar days, should we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and we are able to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a share consolidation, if necessary. A share consolidation could adversely affect the market price and liquidity of our Ordinary Shares. Following a share consolidation, the per-share price of our Ordinary Shares may not increase proportionately to the reduction in the number of shares outstanding, resulting in a decrease in our overall market capitalization. The reduced number of shares outstanding could reduce trading liquidity and result in wider bid-ask spreads. Additionally, some investors may perceive a share consolidation negatively, and some institutional investors may have policies against investing in lower-priced stocks even after a share consolidation, which could reduce investor interest in our Ordinary Shares.

Our Ordinary Shares have experienced volatility, and there can be no assurance that an active or liquid trading market for our Ordinary Shares will be sustained.

The closing bid price of our Ordinary Shares fell below the $1 minimum bid price requirement for the period from October 10, 2025 to November 20, 2025. The trading price of our Ordinary Shares has been and may continue to be volatile and could be subject to fluctuations in response to various factors, many of which are beyond our control. An inactive or illiquid market for our Ordinary Shares may also result from limited analyst coverage, reduced institutional investor interest, adverse publicity, or general market and economic conditions. The market price of our Ordinary Shares may not reflect our actual or perceived value, and investors may not be able to sell their shares at or above the price they paid for them, or at all.

If we fail to maintain our Nasdaq listing, we may face increased regulatory burdens and reduced investor protections on over-the-counter markets.

If our Ordinary Shares are delisted from Nasdaq, they would likely trade, if at all, on over-the-counter markets such as the OTCQX, OTCQB or OTC Pink marketplaces. These alternative markets are generally considered to be less efficient and less liquid than Nasdaq. Trading on the over-the-counter markets could subject our Ordinary Shares and our shareholders to additional risks, including limited availability of market quotations, reduced liquidity, decreased market-making activity, reduced analyst coverage, and decreased ability to issue additional Ordinary Shares or obtain additional financing. Additionally, the price of our Ordinary Shares on these markets may be more volatile than on Nasdaq, and shareholders may find it more difficult to dispose of or obtain accurate price information about our Ordinary Shares.

Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Ordinary Shares without any cure period or opportunity to regain compliance.

On January 13, 2026, Nasdaq proposed new listing rules requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum Market Value of Listed Securities of at least $5 million. Under this proposal, if our market value falls below $5 million for 30 consecutive business days, our Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal.

This proposed rule represents a fundamental departure from Nasdaq's traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the proposed market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Ordinary Shares from trading. Furthermore, the Hearings Panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and the Panel could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

Nasdaq's proposal reflects its belief that once a company's market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies. The SEC must decide on the proposal within 45 days of publication in the Federal Register, unless it extends the review period, creating uncertainty regarding whether and when this rule may become effective.

Given that we are currently subject to a minimum bid price deficiency notice and our Ordinary Shares have experienced price volatility, there is a risk that our market value could fall below $5 million if the proposed rule is adopted. Our market value is calculated as our consolidated closing bid price multiplied by our total Listed Securities. Factors that could cause our market value to fall below the proposed threshold include continued stock price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies. If we are simultaneously addressing our existing minimum bid price deficiency when the proposed rule becomes effective, we could face multiple overlapping listing threats that compound the risk of delisting.

This proposal is part of a broader trend of Nasdaq tightening listing standards for small issuers, including recent rules granting Nasdaq discretion to deny initial listings based on susceptibility to manipulative trading and other market value-based requirements. This increasingly stringent regulatory environment creates greater challenges for microcap companies like us to maintain public listings.

If the proposed $5 million market value continued listing requirement is approved and we subsequently fail to maintain the required market value for 30 consecutive business days, our Ordinary Shares would be immediately suspended and delisted from Nasdaq with no opportunity to cure the deficiency, which would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders' investments.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. The risk factors and cautionary language referred to in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified under “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in the Annual Report.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, or the documents to which we refer readers in this prospectus, to reflect any change in our expectations with respect to such statements or any change in events, conditions or circumstances upon which any statement is based.

Industry Data and Forecasts

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. However, we acknowledge our responsibility for all disclosures in this prospectus and our SEC filings that are incorporated by reference into this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward- looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” the section entitled “Item 3. Key Information—D. Risk Factors” in the Annual Report, and elsewhere in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

BGA Law (Cayman) Limited, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

BGA Law (Cayman) Limited has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a foreign money judgment obtained in a foreign court of competent jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) is final and conclusive; (iii) is either for a liquidated sum not in respect of taxes, a fine or a penalty or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and (iv) is not inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Pijun Liu	Chairman of the Board of Directors, Director and Chief Executive Officer	China	Hebei, China
Hongli Yang	Chief Financial Officer	China	Beijing, China
Qingxian Liu	Independent Director	China	Beijing, China
Jifeng Gao	Independent Director	China	Heilongjiang, China
Xianzhi Liu	Independent Director	China	Zhejiang, China

Mainland China

JunZeJun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

JunZeJun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Hong Kong

All of our directors reside outside the United States and several of our directors and officers reside in Hong Kong. We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares. The Selling Shareholder will receive all of the net proceeds from the sales of the Resale Shares under this prospectus. The Selling Shareholder will pay all brokerage fees and commissions and similar expenses attributable to the sales of the Resale Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Resale Shares, including legal and accounting fees. See “Plan of Distribution.”

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. The payment of cash dividends by us in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition. Our Board of Directors will consider whether or not to institute a dividend policy. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our Board of Directors will declare dividends in the foreseeable future.

SELLING SHAREHOLDER

This prospectus relates to the resale, from time to time, of the Selling Shareholder of up to 13,611,800 Ordinary Shares.

As of the date of this prospectus, there were 124,550,000 Ordinary Shares issued and outstanding. The following table sets forth the name of the Selling Shareholder, the number of Ordinary Shares that the Selling Shareholder beneficially owned prior to the offering, the percentage of ownership of the Selling Shareholder prior to the offering, the maximum number of the Resale Shares that may be offered for resale for the account of the Selling Shareholder under this prospectus, and the percentage of ownership of the Selling Shareholder after the offering.

The Selling Shareholder is not a broker-dealer nor an affiliate of a broker-dealer. The Selling Shareholder may offer for sale from time to time any or all of the Resale Shares. The table below assumes that the Selling Shareholder will sell all of the Resale Shares offered for sale by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding.

The Company may require the Selling Shareholder to suspend the sales of the Resale Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of the Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering (1)	Percentage of Ownership Prior to Offering	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering (2)	Percentage of Ownership After the Offering
Action Holdings Limited (3)	13,611,800	10.93%	13,611,800	-	-

(1)	For the purpose of this table only, the offering refers to the resale of the Resale Shares by the Selling Shareholder listed above.

(2)	Assumes the sale of all of the Resale Shares offered by the Selling Shareholder pursuant to this prospectus.

(3)	Action Holdings Limited is controlled by Meridian Group Holdings Limited and indirectly controlled by Keystone Holdings Limited, a company controlled by Mr. Sek Yan Ko and Ms. Yuk Yin Judy Li, the former directors of the Company. Ms. Li is the spouse of Mr. Ko. The registered address of Action Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

MANAGEMENT

You should carefully review the information under the heading “Item 6. Directors, Senior Management and Employees” in the Annual Report, which is incorporated by reference herein.

PRINCIPAL SHAREHOLDERS

The following table presents information, as of the date of this prospectus, regarding the beneficial ownership of our Ordinary Shares by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding Ordinary Shares;

●	each of our directors and members of our executive management individually; and

●	each of our directors and members of our executive management as a group.

The number of Ordinary Shares beneficially owned by each entity, person, and member of our board of directors or members of our executive management is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Ordinary Shares over which the individual has sole or shared voting power or investment power as well as any Ordinary Shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares held by that person.

The percentage of outstanding Ordinary Shares is computed on the basis of 124,550,000 Ordinary Shares outstanding as of the date of this prospectus. Ordinary shares that a person has the right to acquire within 60 days of the date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all members of our board of directors or executive management as a group. None of our shareholders has different voting rights from other shareholders.

Names of beneficial owners	Number of Ordinary Shares	Percentage of class (%)

Pijun Liu(5)	12,250,000	9.84
Hongli Yang	-	-
Xianzhi Liu	-	-
Jifeng Gao	-	-
Qingxian Liu	-	-
All officers and directors as a group (five (5) persons)	12,250,000	9.84
5% or greater shareholders
Ms. Yuk Yin Judy Li(1)(2)	13,611,800	10.93
Mr. Sek Yan Ko(1)(2)	13,611,800	10.93
Keystone Holdings Limited(3)	13,611,800	10.93
Meridian Group Holdings Limited(4)	13,611,800	10.93
Action Holdings Limited(5)	13,611,800	10.93
InspireTech Ltd(6)	12,250,000	9.84
Stellar Wayfarer Journeys LTD(7)	12,000,000	9.63
Congyan Chen(8)	12,125,000	9.74
ProElite Talent Services Limited(9)	12,375,000	9.94
GlobalLink Commerce LTD(10)	12,250,000	9.84
DataVision Intelligence Co., Ltd.(11)	11,000,000	8.83
PureEnergy Environmental Control Limited(12)	9,750,000	7.83

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at 22/F, China United Plaza, 1008, Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong.

(2)	Mr. Sek Yan Ko and Ms. Yuk Yin Judy Li, co-founders of our company, each owns 50% and 50% of the equity interests in Keystone Holdings Limited and are the company’s only two directors. Ms. Li is the spouse of Mr. Ko.

(3)	Keystone Holdings Limited is controlled by Mr. Ko and Ms. Li. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, each of Mr. Ko and Ms. Li may be deemed to have voting and investment power with respect to the 62,643 shares held by Keystone Holdings Limited. The registered address of Keystone Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola, VG1110, British Virgin Islands.

(4)	Meridian Group Holdings Limited is controlled by Keystone Holdings Limited and indirectly controlled by Mr. Ko and Ms. Li. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Keystone Holdings Limited may be deemed to beneficially own all of the shares held by Meridian Group Holdings. The registered address of Meridian Group Holdings Limited is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

(5)	Action Holdings Limited is controlled by Meridian Group Holdings Limited and indirectly controlled by Keystone Holdings Limited. The registered address of Action Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(6)	InspireTech Ltd is controlled by Mr. Pijun Liu, our Chairman of the Board of Directors, Director and Chief Executive Officer. The registered address of InspireTech Ltd is 100 N HOWARD ST STE R, SPOKANE, WA, 99201-0508, UNITED STATES.

(7)	Stellar Wayfarer Journeys LTD is controlled by Ms. Shuxiang Zang. The registered address of Stellar Wayfarer Journeys LTD is 30 N Gould St Ste R Sheridan, Wyoming 82801.

(8)	Congyan Chen is a Chinese individual with an address at No. 101, South Street, Jiazhai Village, Zhuangke Township, Quyang County, Baoding City, Hebei Province, China.

(9)	ProElite Talent Services Limited is controlled by Mr. Lin Jiang. The registered address of ProElite Talent Services Limited is RM1105, 11/F, BLK C PHASE, 1 KWAI SHING IND BLDG. 36-40 TAI LIN PAI RD KWAI CHUNG, HONG KONG.

(10)	GlobalLink Commerce LTD is controlled by Ms. Dongping Liu. The registered address of GlobalLink Commerce LTD is 100 N HOWARD ST STE R, SPOKANE, WA, 99201,UNITED STATES.

(11)	DataVision Intelligence Co., Ltd.’s ultimate control person is Ms. Lili Yao, a Chinese individual and its sole director. Lili Yao’s residential address is Rm 01, 26th Floor, Working View Comm Building, 21 Yiu Wah Street, Causeway Bay, Hong Kong.

(12)	PureEnergy Environmental Control Limited is controlled by Ms. Wei Liu. The registered address of PureEnergy Environmental Control Limited is RM 509, 5/F THE CLOUD 111 TUNG CHAU ST TAI KOK TSUI HONG KONG.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this prospectus forms a part, sell any or all of its Resale Shares being offered under this prospectus on any stock exchange, market or trading facility on which the Resale Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may sell its Resale Shares covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	“at the market” into an existing market for our Ordinary Shares;

●	other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such Resale Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Resale Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this prospectus. The Selling Shareholder have the sole and absolute discretion not to accept any purchase offer or make any sale of the Resale Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge their Resale Shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Resale Shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of the Resale Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of the Resale Shares offered under this prospectus are made to broker-dealers as principals, the Company would be required to file a post-effective amendment to the registration statement of which this prospectus forms a part. In the post-effective amendment, the Company would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell the Resale Shares offered under this prospectus unless and until the Company sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus forms a part.

Brokers, dealers, underwriters or agents participating in the distribution of the Resale Shares may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Resale Shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of the Resale Shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of the Resale Shares sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Resale Shares.

The Selling Shareholder and any other persons participating in the sale or distribution of the Resale Shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Resale Shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also sell the Resale Shares short and redeliver the securities to close out such short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of the Resale Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholder may also pledge the Resale Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Resale Shares pursuant to this prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholder may enter into derivative transactions with third parties or sell its Resale Shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Resale Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the Resale Shares pledged by the Selling Shareholder or borrowed from the Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Resale Shares received from such Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the Resale Shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

In connection with the offering of the Resale Shares, underwriters may purchase and sell the Resale Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Resale Shares. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Ordinary Shares from the Selling Shareholder in the offering of the Resale Shares. Such underwriters may close out any covered short position by either exercising their option to purchase additional Ordinary Shares or purchasing the Ordinary Shares in the open market. In determining the source of the Ordinary Shares to close out the covered short position, such underwriters will consider, among other things, the price of the Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase the Ordinary Shares through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing the Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase the Ordinary Shares in the offering of the Resale Shares. Stabilizing transactions consist of various bids for or purchases of the Ordinary Shares made by such underwriters in the open market prior to the completion of the offering of the Resale Shares.

Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Ordinary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Ordinary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Ordinary Shares. As a result, the price of the Ordinary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In addition, the Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. Such members, partners or stockholders would thereby receive freely tradeable Ordinary Shares pursuant to the distribution through such registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use such prospectus to resell such Ordinary Shares acquired in such distribution.

The Resale Shares covered by this prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the Resale Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholder will sell all or any portion of the Resale Shares offered under this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of the Resale Shares by the Selling Shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by such the Selling Shareholder, any compensation paid by the Selling Shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

The Selling Shareholder and we have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

This offering will terminate on the date that all the Resale Shares have been sold by the Selling Shareholder.

Our Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “PASW.”

LEGAL MATTERS

We are being represented by Mclaughlin & Stern, LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by BGA Law (Cayman) Limited, our counsel as to Cayman Islands law. Certain legal matters relating to PRC law will be passed upon for us by JunZeJun Law Offices, our counsel as to PRC law. Mclaughlin & Stern, LLP may rely upon BGA Law (Cayman) Limited with respect to matters governed by Cayman Islands law, JunZeJun Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2025, 2024 and 2023 incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Resale Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Effective March 18, 2026, our executive officers and directors will be required, pursuant to the Holding Foreign Insiders Accountable Act, to file Section 16(a) reports with the SEC to disclose their beneficial ownership of our securities. Our 10% shareholders who are not officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

MATERIAL CHANGES

Except as otherwise described in the Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2025.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2025 filed with the SEC on January 30, 2026; and

●	Our Current Reports on Form 6-K filed with the SEC on February 12, 2026 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

22/F, China United Plaza

1002-1008, Tai Nan West Street

Cheung Sha Wan, Kowloon

Hong Kong

Tel: +852 3915 2600

Attention: Pijun Liu, Chief Executive Officer

You also may access the incorporated reports and other documents referenced above on our website at newbrandcashmere.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.

Under our amend and restated memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director and officer of our Company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On February 9, 2026, Ping An Biomedical Co., Ltd., a Cayman Islands exempted company (the “Company”) entered into securities purchase agreements with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 100,000,000 ordinary shares, par value $0.0000625 per share (the “Ordinary Shares”), at a purchase price of $0.04 per Ordinary Share for an aggregate purchase price of $4,000,000.

Pursuant to the securities purchase agreements, the closing of the Private Placement is expected to take place within three (3) business days of the date of the securities purchase agreements or such other business day mutually agreed by the parties when all necessary documents have been executed and delivered and all customary closing conditions have been satisfied or waived.

The Private Placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and Regulation D promulgated thereunder for transactions not involving a public offering, or Regulation S, as applicable. Each Investor was required to represent that it is either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of the Ordinary Shares sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with the issuance and sale of Ordinary Shares described herein.

The Ordinary Shares to be issued in the Private Placement have not been registered under the Securities Act and none of such securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The Ordinary Shares are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The Private Placement closed on February 12, 2026, and the Company has issued 100,000,000 Ordinary Shares pursuant to the securities purchase agreements.

Other than disclosed above, during the past three years, we have not issued any securities which were not registered under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Memorandum of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 1.1 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
3.2	Amended and Restated Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 1.2 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
3.3	Certificate of Incorporation on Change of Name of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 1.3 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
4.1	Specimen Certificate for the Ordinary Shares of the Registrant (incorporated herein by reference to Exhibit 4.1 to Registrant’s registration statement on Form F-1, as amended (File No. 333-282499), initially filed with the Securities and Exchange Commission on October 4, 2024)
4.2	Description of Securities (incorporated by reference to Exhibit 2.3 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
5.1*	Opinion of BGA Law (Cayman) Limited regarding the validity of the Ordinary Shares being registered
10.1	English translation of the 2020-2021 order arrangement agreement dated as of October 15, 2020, by and between New Brand and Consinee Woolen Textile Co., Ltd. (incorporated by reference to Exhibit 10.1 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.2	English translation of the 2021 order arrangement agreement dated as of February 5, 2021, by and between New Brand and Consinee Woolen Textile Co., Ltd. (incorporated by reference to Exhibit 10.2 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.3	English translation of the 2022 order arrangement agreement dated as of July 25, 2022, by and between New Brand and Consinee Woolen Textile Co., Ltd. (incorporated by reference to Exhibit 10.3 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.4	English translation of the 2020-2021 order arrangement agreement dated as of September, 28 2020, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd. (incorporated by reference to Exhibit 10.4 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.5	English translation of the 2021 order arrangement agreement dated as of June 20, 2021, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd. (incorporated by reference to Exhibit 10.5 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.6	English translation of the 2022 order arrangement agreement dated as of April 1, 2022, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd. (incorporated by reference to Exhibit 10.6 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.7	English translation of the 2020-2021 order arrangement agreement dated as of November 1, 2020, by and between New Brand and Xinao Textiles Inc. (incorporated by reference to Exhibit 10.7 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.8	English translation of the 2022 order arrangement agreement dated as of July 11, 2022, by and between New Brand and Ningxia Xinao Cashmere Co. Ltd. (incorporated by reference to Exhibit 10.8 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.9	English translation of the office lease agreement dated as of February 25, 2020, by and between New Brand and Leisure Bright Trading Limited. (incorporated by reference to Exhibit 10.9 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.10	English translation of the termination agreement for the office lease agreement dated as of February 25, 2020, by and between New Brand and Leisure Bright Trading Limited. (incorporated by reference to Exhibit 10.10 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)

10.11	English translation of the office lease agreement dated December 2, 2023, by and between Wisewing and New Brand. (incorporated by reference to Exhibit 10.11 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.12	English translation of the Warehouse lease agreement dated as of December 1, 2023, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co. Ltd. (incorporated by reference to Exhibit 10.12 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.13	English translation of the Warehouse lease agreement dated as of December 1, 2022, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co. Ltd. (incorporated by reference to Exhibit 10.13 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.14	English translation of the warehouse lease agreement dated as of December 1, 2021, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd. (incorporated by reference to Exhibit 10.14 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.15	English translation of the form of director agreement between the registrant and its directors. (incorporated by reference to Exhibit 10.15 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.16	English translation of the executive officer agreement between the registrant and Suqin Li. (incorporated by reference to Exhibit 10.16 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.17	English translation of the executive officer agreement between the registrant and Xueyuan Chen. (incorporated by reference to Exhibit 10.17 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.18	English translation of the form of service agreement between the Company and its non-executive independent directors (incorporated by reference to Exhibit 10.19 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.19	English translation of the form of the loan agreement by and between New Brand and Ms. Yuk Yin Judy Li. (incorporated by reference to Exhibit 10.20 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.20	English translation of the loan agreement between Easy Rich Industries (Shanghai) and New Brand. (incorporated by reference to Exhibit 10.21 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.21	English translation of the loan agreement between Meridian Industries Limited and New Brand. (incorporated by reference to Exhibit 10.22 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
10.22	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to Registrant’s current report on Form 6-K, filed with the Securities and Exchange Commission on February 12, 2026)
21.1	List of Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
23.1*	Consent of WWC, P.C.
23.2*	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
23.3*	Consent of JunZeJun Law Offices (included in Exhibit 99.5)
24.1*	Powers of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 to Registrant’s Form F-1, as amended (File No. 333-282499), initially filed with the Securities and Exchange Commission on October 4, 2024)
99.2	Insider Trading Policy of the Registrant (incorporated by reference to Exhibit 99.5 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
99.3	Whistleblower Policy of the Registrant (incorporated by reference to Exhibit 99.6 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
99.4	Clawback Policy of the Registrant (incorporated by reference to Exhibit 99.7 to Registrant’s annual report on Form 20-F (File No. 001-42155), filed with the Securities and Exchange Commission on January 30, 2026)
99.5	Opinion of JunZeJun Law Offices, regarding certain PRC Legal Matters
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 13, 2026.

Ping An Biomedical Co., Ltd.

By:	/s/ Pijun Liu
Pijun Liu
Chairman of the Board of Directors, Director and Chief Executive Officer
(Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints each of Pijun Liu and Hongli Yang as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Pijun Liu	Chairman of the Board of Directors, Director and Chief Executive Officer
Pijun Liu	(principal executive officer)

/s/ Hongli Yang	Chief Financial Officer
Hongli Yang	(principal financial and accounting officer)

/s/ Qingxian Liu	Director
Qingxian Liu

/s/ Jifeng Gao	Director
Jifeng Gao

/s/ Xianzhi Liu	Director
Xianzhi Liu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Ping An Biomedical Co., Ltd., has signed this registration statement or amendment thereto in New York, NY on February 13, 2026.

COGENCY GLOBAL INC.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.